                      SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                            INTERMEDIATE INCOME SECURITIES
                                    30 day Yield
                     FOR THE 30 DAY PERIOD ENDING AUGUST 31, 1996



                              6
YIELD = 2{ [ ((A - B)/C * D) + 1] -1}



WHERE:   a = Dividends and interest earned during the period

         b = Expenses accrued for the period

         c = The average daily number of shares outstanding during the period that were entitled to receive dividends

         d = The maximum offering price per share on the last day of the period


                                                                         6
    =  5.612933%  =  2{[((1,217,119.52-273,270.76))/21,739,530.459*9.39)+1]-1}

                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                      DEAN WITTER INTERMEDIATE INCOME SECURITIES



(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                    _                                      _
                   |        __________________________|
FORMULA:           |       |           |
                   |  /\ n |           ERV          |
         T =       |    \  |      -------------    |  - 1
                   |     \ |           P          |
                   |      \|           |
                   |_                  _|

         T = AVERAGE ANNUAL COMPOUND RETURN
         n = NUMBER OF YEARS
         ERV = ENDING REDEEMABLE VALUE
         P = INITIAL INVESTMENT


                                                                (A)
  $1,000      ERV AS OF      AGGREGATE      NUMBER OF      AVERAGE ANNUAL
INVESTED - P  31-Aug-96    TOTAL RETURN     YEARS - n      COMPOUND RETURN - T
------------  ---------    ------------     ---------      ---------------
 31-Aug-95      $977.30      (2.27%)          1.00            (2.27%)

 31-Aug-91    $1,319.50      31.95%           5.00             5.70%

 03-May-89    $1,570.50      57.05%           7.33             6.35%






(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                              _                                       _
                             |        __________________________|
FORMULA:                     |       |           |
                             |  /\ n |           EV            |
                   t  =      |    \  |      -------------      |  - 1
                             |     \ |           P            |
                             |      \|           |
                             |_                  _|

                                 EV
                   TR  =     ----------     - 1
                                 P


         t = AVERAGE ANNUAL TOTAL RETURN
            (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
         EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE) P = INITIAL INVESTMENT
         TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                            (C)                                (B)
  $1,000      EV AS OF     TOTAL            NUMBER OF        AVERAGE ANNUAL
INVESTED - P   31-Aug-96   RETURN - TR      YEARS - n      TOTAL RETURN - t
------------  ----------   -----------      ---------      ----------------
31-Aug-95     $1,025.80       2.58%           1.00             2.58%

31-Aug-91     $1,339.10      33.91%           5.00             6.01%

03-May-89     $1,570.50      57.05%           7.33             6.35%




(D)      GROWTH OF $10,000
(E)      GROWTH OF $50,000
(F)      GROWTH OF $100,000


FORMULA: G= (TR+1)*P
         G= GROWTH OF INITIAL INVESTMENT
         P= INITIAL INVESTMENT
         TR= TOTAL RETURN

                             (D)                   (E)                   (F)
$10,000       TOTAL          GROWTH OF             GROWTH OF             GROWTH OF
INVESTED - P  RETURN - TR    $10,000 INVESTMENT    $50,000 INVESTMENT    $100,000 INVESTMENT
------------  -----------    ------------------    ------------------    -------------------
  03-May-89       57.05         $15,705                       $78,525            $157,050
